UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 13, 2006

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 13, 2006, Mercury Computer Systems, Inc. (the “Company”) announced that it had initiated certain measures across the organization to realign operating expenses with previously announced revised growth projections. As part of this initiative, the Company’s worldwide workforce including contractors will be reduced by approximately 80 positions, or 8% of the workforce. On March 13, 2006, the Company began notifying approximately 55 employees that their employment was being terminated. The workforce reduction plan affects each of the Company’s business units. Notification of affected personnel is expected to be substantially completed by March 31, 2006. The workforce reduction action is expected to result in total cash expenditures of approximately $2 million, payable over the next three quarters.

Additional information related to this workforce reduction action is contained in a press release issued by the Company on March 13, 2006, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Safe Harbor Statement

This Current Report on Form 8-K contains statements regarding the workforce reduction action and total estimated cash expenditures associated with this action which are “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current assumptions and expectations of the Company’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those discussed in the forward-looking statements. Important factors that could cause actual results to differ materially from those presently expected include, but are not limited to, difficulties for management in successfully implementing the reduction action, unanticipated delays in the implementation of the reduction action, unanticipated costs and expenses relating to the implementation of the reduction action, declines in the Company’s revenues and earnings, and reliability and quality issues and adverse changes in general economic or market conditions. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005. The “forward-looking statements” included herein are made only as of the date of publication and the Company undertakes no obligation to update the information set forth in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 13, 2006, of Mercury Computer Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC. (Registrant)

Date: March 15, 2006	By:	/S/ ROBERT E. HULT
Robert E. Hult Senior Vice President, Operations and Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 13, 2006, of Mercury Computer Systems, Inc.